UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 17, 2021 (February 16, 2021)

Date of Report (Date of earliest event reported)

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AEGION CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-35328 (Commission File Number)	45-3117900 (I.R.S. Employer Identification No.)
17988 Edison Avenue Chesterfield, Missouri (Address of Principal Executive Offices)		63005 (Zip Code)
(636) 530-8000 (Registrant’s telephone number, including area code)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☒] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, $0.01 par value	AEGN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Event.

On February 16, 2021, Aegion Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Carter Intermediate, Inc. (“Parent”) and Carter Acquisition, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds affiliated with New Mountain Capital, L.L.C.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent.

At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”), issued and outstanding as of immediately prior to the effective time of the Merger (other than shares of Common Stock (i) held in the treasury of the Company or owned by any direct or indirect wholly-owned subsidiary of the Company, (ii) owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Parent or (iii) for which appraisal rights have been properly demanded in writing in accordance with the General Corporation Law of the State of Delaware) will be cancelled and automatically converted into the right to receive $26.00 in cash, without interest and subject to applicable withholding (the “Merger Consideration”).

In connection with the Merger, each unvested restricted stock unit of the Company subject only to service-based vesting restrictions and each deferred stock unit outstanding as of immediately prior to the effective time of the Merger, will become fully vested and convert into the right to receive a cash payment equal to the product of (i) the Merger Consideration and (ii) the aggregate number of shares of Common Stock subject to such unvested restricted stock unit or deferred stock unit. In connection with the Merger, each restricted stock unit subject to performance-based vesting restrictions outstanding as of immediately prior to the effective time of the Merger will become fully vested as to the greater of the number of such restricted stock units that would vest based on target performance level as of immediately prior to the effective time of the Merger, or actual performance through the date immediately prior to the effective time of the Merger and, in each case, convert into the right to receive a cash payment equal to the product of (i) the Merger Consideration and (ii) the aggregate number of shares of Common Stock subject to such unvested restricted stock unit.

The Board of Directors of the Company has unanimously (i) determined that the Merger Agreement and the Transactions are fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth therein, (iv) resolved, subject to the terms of the Merger Agreement, to recommend the adoption of the Merger Agreement by the stockholders of the Company and (v) directed that the Merger Agreement be submitted to a vote of the stockholders of the Company.

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Consummation of the Merger is subject to certain conditions, including (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of any law or order by any United States governmental authority restraining, enjoining or otherwise prohibiting the Merger and (iii) any waiting period or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired, terminated or been obtained. Each of Parent’s, Merger Sub’s and the Company’s obligation to consummate the Merger is also subject to certain additional conditions, including (i) subject to specific standards, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) with respect to Parent’s and Merger Sub’s obligations to consummate the Merger, the absence of a material adverse effect with respect to the Company. The Merger Agreement provides that consummation of the Merger will occur on the later of (i) second business day after satisfaction or waiver of each of such closing conditions or (ii) April 16, 2021.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the closing of the Merger.

The Company is also subject to customary “no-shop” restrictions requiring that the Company not, and requiring that the Company instruct (and use its reasonable best efforts to cause) its representatives not to, solicit acquisition proposals from third parties, provide information to or participate in any discussions or negotiations with third parties regarding acquisition proposals, waive, or release any other person or entity under any “standstill” agreement or anti-takeover laws, enter into any acquisition agreement with respect to an acquisition proposal, or withdraw or change the recommendation of the Company’s Board of Directors in favor of the Merger.  However, prior to the Company’s stockholders’ approval of the Merger, these restrictions are subject to customary “fiduciary out” provisions that, under certain circumstances, allow (i) the Company provide information to, and enter into discussions or negotiations with, third parties with respect to an acquisition proposal if the Company’s Board of Directors determines that such acquisition proposal either constitutes, or could reasonably be expected to result in, a superior proposal and (ii) the Company’s Board of Directors to withdraw or change its recommendation in favor of the Merger if the Company’s Board of Directors determines that its failure to take such action would or would be reasonably likely to violate its fiduciary duties under applicable law.  Prior to the Company’s Board of Directors withdrawing or changing its recommendation in favor of the Merger with respect to a superior proposal or terminating the Merger Agreement in order to enter into any acquisition agreement in respect of a superior proposal, the Company is required to provide Parent with written notice of its intention to take such action, a summary of the material terms of such superior proposal and, if requested to do so by Parent, negotiate in good faith with Parent for a period of three business days following delivery of such written notice (with respect to the initial terms of such superior proposal and for shorter periods of time following any change in the material terms of such superior proposal) any bona fide proposed modifications to the terms and conditions of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent, including by either Parent or the Company if the Merger has not been consummated by August 16, 2021 (the “Outside Date”). Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $30 million. Specifically, the Company will be required to pay the termination fee if (i) the Merger Agreement is terminated by Parent or the Company due to the Merger not occurring by the Outside Date or by Parent due to the Company’s material breach of the Merger Agreement and (ii) an acquisition proposal has been publicly made or made known to the Company Board prior to the Company stockholders’ meeting (if held) or the termination of the Merger Agreement (if the Company stockholders’ meeting is not held), and within 12 months of termination the Company consummates a transaction with respect to such acquisition proposal (or any acquisition proposal that would have otherwise constituted an acquisition proposal if announced or made known to the Company Board prior to termination of the Merger Agreement).

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The termination fee will also be payable if the Merger Agreement is terminated (i) by either party due to a failure to receive the necessary approval from the Company’s stockholders and an acquisition proposal has been publicly made prior to the Company stockholders’ meeting and within 12 months of termination the Company consummates a transaction with respect to such acquisition proposal (or any acquisition proposal that would have otherwise constituted an acquisition proposal if announced or made known to the Company Board prior to termination of the Merger Agreement), (ii) by the Company to enter into an agreement with respect to a superior proposal from a competing buyer, (iii) by Parent due to the Company Board changing its recommendation in response to a superior proposal from a competing buyer or by (iv) Parent for the Company’s breach, in any material respect, of its covenant not to solicit acquisition proposals from third parties.

If the Merger Agreement is terminated by Parent, or by the Company at a time when Parent had the right to terminate, due to a failure to obtain the necessary approval from the Company’s stockholders or the Company Board changing its recommendation in response to an event or fact materially affecting the Company’s business that was not known or reasonably foreseeable by the Company Board as of the date of the Merger Agreement, the Company must reimburse Parent for its reasonable and documented expenses incurred in connection with the Merger Agreement up to a maximum amount of $4 million, with any such expense reimbursement to be credited against any termination fee the Company is subsequently obligated to pay to Parent.

The Company may also terminate the Merger Agreement if the mutual closing conditions and Parent’s closing conditions (other than those to be satisfied at closing) have been satisfied, the Company certifies to Parent in writing that the Company’s closing conditions (other than those to be satisfied at closing) have been satisfied or are waived and that the Company stands ready to close for three business days immediately thereafter, the Company remains ready to close for such three day business period and Parent and Merger Sub fail to consummate the Merger within such three business day period.  In such case, Parent must pay to the Company a termination fee of $60 million.

Parent has obtained (i) an equity financing commitment pursuant to an equity commitment letter entered into with New Mountain Partners VI, L.P. (“New Mountain”) in connection with signing, and (ii) a debt financing commitment pursuant to a debt commitment letter with certain lenders for the Transactions (collectively, the “Financing”), the proceeds of which, together with cash on hand of the Company at the closing (after netting out applicable fees and expenses), will be sufficient at the closing for:

•	payment of the aggregate Merger Consideration;
•	any prepayment, repayment, refinancing or conversion of debt contemplated by the Merger Agreement;
•	amounts payable in respect of Company equity awards, as described above; and
•	any fees and expenses of or payable by Parent or Merger Sub in connection with the Transactions and the Financing.

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In addition, concurrently with the execution of the Merger Agreement, New Mountain delivered a limited guarantee in favor of Parent, pursuant to which New Mountain has guaranteed certain of Parent’s obligations, including payment of any termination fee Parent is required to pay pursuant to the terms of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated into this report by this reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;
•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and
•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent the Company from specifically enforcing the obligations of Carter Intermediate, Inc. (Parent) and its wholly owned subsidiary, Carter Acquisition, Inc. (Merger Sub), under the merger agreement or recovering damages for any breach by Parent or Merger Sub; (2) the effects that any termination of the merger agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or

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(c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company’s and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against the Company and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Merger Sub and the Company. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations at kcason@aegion.com or 1.800.325.1159.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC on March 6, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 16, 2021, among Carter Intermediate, Inc., Carter Acquisition, Inc. and Aegion Corporation, filed herewith*

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aegion Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

AEGION CORPORATION.

Date: February 17, 2021	By: /s/ Mark A. Menghini
Mark A. Menghini Senior Vice President, General Counsel and Secretary

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